UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2019

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WTT	NYSE American

Item 1.01 Entry into a Material Definitive Agreement

On November 8, 2019, Wireless Telecom Group, Inc. and domestic subsidiaries (“the Company”), as borrowers, and Bank of America, N.A. entered into Amendment No. 4 to the Loan and Security Agreement (the “Credit Facility”) which extended the maturity date of the Term Loan from November 16, 2019 to March 31, 2020, to coincide with the extension of the Revolver Termination Date as modified by Amendment No. 3. In all other respects the agreement remains unchanged. A copy of Amendment No. 4 is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

The Credit Facility is secured by liens on all of the Company’s assets including a pledge of 66 1/3% of the equity interests in the Company’s Foreign Subsidiaries (as defined in the Credit Facility) and contains customary affirmative and negative covenants for a credit facility of this type.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

     10.1 Amendment No. 4 to the Loan and Security Agreement by and among Wireless Telecom Group, Inc., Boonton Electronic Corporation, Microlab/FXR and Bank of America, N.A., dated November 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: November 14, 2019	By:	/s/ Michael J Kandell
Michael J Kandell
Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 4 to the Loan and Security Agreement by and among Wireless Telecom Group, Inc., Boonton Electronic Corporation, Microlab/FXR and Bank of America, N.A., dated November 8, 2019